Exhibit  99.1

China Pediatric Pharmaceuticals, Inc. Closes $1.5 Million Private Placement Transaction
XI’AN, China--(BUSINESS WIRE)—Thursday, February 11, 2010. China Pediatric Pharmaceuticals, Inc. (OTC Bulletin Board: CPDU - News) ("China Pediatric Pharmaceuticals " or the "Company"), today announced it has recently closed a private placement financing. In the transaction the Company issued 375,000 shares of the Company's common stock at a price of $4.00 per share for an aggregate purchase price of $1.5 million.

The Company plans to use the proceeds of the Regulation S private placement for general corporate purposes such as working capital.

"We are glad to see the swift and successful closing of the recent private placement transaction and the support from several investors. The proceeds will strengthen our balance sheet and help us expand our operations capacity as we continue to strive to become the #1 brand of pediatric medicines in China," said Mr. Jun Xia, Chairman and Chief Executive Officer of China Pediatric Pharmaceuticals. "We thank all of our new investors for their support in helping us reach our long term goals."

About China Pediatric Pharmaceuticals, Inc.
China Pediatric Pharmaceuticals, Inc. has its headquarters in Xi’an, Shaanxi Province, China. The Company identifies, discovers, develops manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines (“TCMs”), pharmaceutical products for the treatment of some of the most common ailments and diseases, with pediatric medicine as its focus. China Pediatric Pharmaceuticals, Inc.’s manufacturing facility located in Baoji City, Shaanxi Province. The Company distributes its high value, branded medicines, both prescription and OTC, through exclusive territory agents who sell our products directly to local pharmacies who in turn sell them to their retail customers. For the nine months ended September 30, 2009, Revenue was $ 11,323,143 and Net Income was $ 2,583,391or $0.31 per share. As at September 30, 2009, Shareholders’ Equity was $ 11,613,667 and Total Assets were $ 15,164,459. For more information go to: www.jialipharma.com

For more information, please contact:
China Pediatric Pharmaceuticals, Inc.
Mr. Jun Xia, Chief Executive Officer
Mr. Minggang Xiao, Chief Financial Officer
Ms. Vivian Juan Wei, Vice President, Corporate Affairs
9th Floor, No. 29 Nanxin Street,
Xi’an, Shaanxi Province, P.R.C., 710004
Phone: 86-29-8727-1818
Email: office@jialipharma.com
Website: www.jialipharma.com

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.